Exhibit 10(a)52

First Amended and Restated
2019 Entergy Corporation Non-Employee Director Service Recognition Program
This First Amended and Restated 2019 Entergy Corporation Non-Employee Director Service Recognition Program (the “Amended SRP”) effective as of December 3, 2021 (the “Effective Date”) hereby amends and restates the 2019 Entergy Corporation Service Recognition Program for Non-Employee Directors, established pursuant to the terms of the Entergy Corporation 2019 Omnibus Incentive Plan (the “2019 OIP”), the terms of which are incorporated into this Amended SRP. References in this Amended SRP to any specific 2019 OIP provision do not limit the applicability of any other 2019 OIP provision. This Amended SRP shall be effective as of the Effective Date and shall, along with the terms of the 2019 OIP, govern: (i) Awards granted after the Effective Date to Eligible Non-Employee Directors (as defined below); and (ii) Awards previously granted to Eligible Non-Employee Directors actively serving on the Board on the Effective Date. In the event of a conflict between the terms of the 2019 OIP and this Amended SRP, the terms of the 2019 OIP shall prevail.
PURPOSE
This Amended SRP identifies those directors who are eligible for recognition for their service on the Board, sets forth the terms and conditions of the Amended SRP, and establishes the commencement date for receipt of benefits under this Amended SRP.
ARTICLE I
DEFINITIONS

1.Definitions. Capitalized terms used in this Amended SRP shall have the meanings assigned to them in the 2019 OIP unless expressly provided herein to the contrary; provided that, in any event, the following terms shall have the meaning specified for purposes of this Amended SRP.

a.“Amended SRP” shall mean this First Amended and Restated 2019 Entergy Corporation Non-Employee Director Service Recognition Program, effective as of the Effective Date, and as further amended from time to time.

b.“Award Date” shall mean the last day of May of each year, or if such day is a day on which the NYSE is not open for trading, the next succeeding NYSE trading day.

c.“Committee” shall mean the Board.

d.“Disability” shall mean a physical or mental condition of a Non-Employee Director, which, based on evidence satisfactory to the Committee, and in the opinion of the Committee, renders such Non-Employee Director unfit to perform his or her duties as a director. Evidence may include medical evidence or that the Non-Employee Director qualifies for disability benefits from the Social Security Administration.

e.“Eligible Non-Employee Directors” shall mean Non-Employee Directors actively serving on the Board on or after the Effective Date.

f.“Equity Unit” shall mean a phantom stock unit representing one (1) share of Common Stock.

g.“NYSE” shall mean the New York Stock Exchange or any successor thereto.

h.“Non-Employee Director” shall mean a member of the Board who is not an officer or an employee of a System Company.

i.“SRP Award” shall mean the annual grant of Equity Units to Eligible Non-Employee Directors made pursuant to Section 3.1 of this Amended SRP.

j.“Separated Non-Employee Director” shall mean a Non-Employee Director who becomes Separated from the Board after the Effective Date.

k.“Separation” shall mean the occurrence of any of the following events: (a) the Non-Employee Director’s voluntary resignation or retirement from, or failure to be re-elected to the Board; (b) a Non-Employee Director’s involuntary removal from the Board; (c) the Non-Employee Director’s Disability or (d) the Non-Employee Director’s death. A Non-Employee Director shall be considered “Separated” from the Board on his or her last day of service as a Non-Employee Director on the Board for any of the reasons set forth in this Section 1(k). Notwithstanding the foregoing, a Separation shall not be deemed to occur under this Amended SRP unless the event (other than death) also qualifies as a “separation from service” within the meaning of Code Section 409A.

l.“Year of Service” shall mean the one-year period beginning on an Award Date and ending on the next succeeding Award Date.

ARTICLE II
PARTICIPATION
2    Eligible Participants. Only Eligible Non-Employee Directors are eligible to receive Awards of Equity Units under this Amended SRP. Outstanding Awards held by Eligible Non-Employee Directors on the Effective Date will be governed by the terms of this Amended SRP; provided that the time and form of payment of any such Award that is non-qualified deferred compensation under Code Section 409A will not change.
ARTICLE III
BENEFITS
3.1Service Recognition Awards.

a.Annual Awards. Subject to Sections 3.1(b), on each Award Date, the account maintained under the Amended SRP for each Eligible Non-Employee Director will be credited with an annual award of Equity Units. The number of Equity Units shall be determined by dividing $80,000 by the per-share closing price of the Common Stock on the NYSE on the Award Date.

b.Pro-Rated Awards. Eligible Non-Employee Directors who serve on the Board for a portion of a Year of Service shall receive a prorated SRP Award. Eligible Non-Employee Directors who commence service on the Board during a Year of Service and continue in service through the next Award Date shall be credited on the next Award Date with the number of Equity Units equal to $80,000 divided by the per-share closing price of the Common Stock on the NYSE on the Award Date multiplied by a fraction, the numerator of which is the actual number of days the individual served as a Non-Employee Director during the Year of Service and the denominator of which is 365 days.

For Non-Employee Directors who Separate from the Board during a Year of Service, their accounts will be credited on the last trading day of the month in which the Non-Employee Director Separates from the Board with the number of Equity Units equal to $80,000 divided by the per-share closing price of the Common Stock on the NYSE on such date multiplied by a fraction, the numerator of which is the actual number of days the individual served as a Non-Employee Director during the Year of Service and the denominator of which is 365 days.

c.Fractional Shares. Any fractional Equity Units that result from the determination of any Award shall be rounded up to the next whole share and shall be included in the Award to the Eligible Non-Employee Director.

d.Vesting. All benefits awarded under this Amended SRP to Eligible Non-Employee Directors shall at all times be vested.

3.2Dividend Equivalents. If the Company declares one or more cash dividends respecting the Common Stock to holders of record as of a date or dates occurring on or after the Effective Date of this Amended SRP, the account of each Eligible Non-Employee Director and each Separated Non-Employee Director shall be credited on the dividend payment date with a Dividend Equivalent equal in value to the cash dividend paid to a holder of record on each share of Common Stock multiplied by the number of outstanding undistributed Equity Units that such Eligible Non-Employee Director or Separated Non-Employee Director has accumulated under this Amended SRP and any prior service recognition plans through the Award Date immediately preceding such record date. The accounts of each Eligible Non-Employee Director and each Separated Non-Employee Director will be credited on the dividend payment date with the cash value of the Dividend Equivalents received on each dividend payment date.

3.3Payment of Benefits.

a.Lump Sum Distribution. Unless an Eligible Non-Employee Director elects to receive the distribution of SRP Awards (and Dividend Equivalents attributable to the SRP Awards) granted after the Effective Date in accordance with the provisions of Section 3.3(b) or 3.4:

i.The Eligible Non-Employee Director will receive such SRP Awards (and the Dividend Equivalents attributable to such SRP Awards) in a lump sum distribution upon Separation. The lump sum distribution shall be made in shares of Common Stock with the number of shares attributable to Dividend Equivalents to be determined by dividing the value of the Dividend Equivalents by the per-share closing price of the Common Stock on the NYSE on the day immediately preceding the date of the Eligible Non-Employee Director’s Separation. Notwithstanding the foregoing provisions or the provisions of Section 3.3(c), the portion of the SRP Award made on the 2022 Award Date that is attributable to service prior to 2022 shall be distributed in installments as described in Section 3.3(b).

ii.SRP Awards outstanding as of the Effective Date are not eligible to be distributed in a lump sum and will be paid as provided in Section 3.3(b) unless an Eligible Non-Employee Director elects to defer his or her award as provided in Section 3.4.
b.Installment Distribution. For SRP Awards granted after the Effective Date, an Eligible Non-Employee Director may elect to receive distribution of such awards and accumulated Dividend Equivalents in annual installments. If such an election is made, commencing on the first day of the month next following an Eligible Non-Employee Director’s Separation, and thereafter for the four consecutive anniversary dates of such date (each an “Annual Installment Date”), a Separated Non-Employee Director shall receive an annual installment payment, as hereinafter determined, based on the accumulated Equity Units and Dividend Equivalents credited to the Separated Non-Employee Director’s account. After Separation, unpaid Equity Units in a Separated Director’s Account will continue to be credited with Dividend Equivalents pursuant to Section 3.2. Except for Separation as a result of death, the five annual installments represent the earliest payment schedule for Awards outstanding as of the Effective Date and for those SRP Awards for which a director has elected to receive payment of such awards in annual installments. Payment of benefits shall be subject to the following:
i.Annual Installments. Each annual installment shall be made within thirty (30) days after the applicable Annual Installment Date. Each annual installment represents a proportionate share of the remaining accumulated Equity Units and Dividend Equivalents accrued by the Separated Non-Employee Director based on the number of remaining annual installments to be paid. For instance, at Separation, the first annual installment shall equal one-fifth of the aggregate value of the accumulated Equity Units and Dividend Equivalents at the first Annual Installment Date. The second annual installment shall equal one-fourth of the aggregate value of the remaining accumulated Equity Units and Dividend Equivalents at the second Annual Installment Date. The third annual installment shall equal one-third of the aggregate value of the remaining accumulated Equity Units and Dividend Equivalents at the third Annual Installment Date. The fourth annual installment shall equal one-half of the aggregate value of the remaining accumulated Equity Units and Dividend Equivalents at the fourth Annual Installment Date, and the fifth and final annual installment shall equal the remaining accumulated Equity Units and Dividend Equivalents at the fifth Annual Installment Date.
ii.Manner of Payment. Each annual installment shall be paid in shares of Common Stock. In the case of Dividend Equivalents, the number of shares will be determined by dividing the value of the Dividend Equivalents to be paid pursuant to paragraph (b)(i) above by the closing price of a share of Common Stock on the last NYSE trading day immediately preceding the applicable Annual Installment Date. All installments payable under this Amended SRP shall cease upon the distribution of all five installments. Notwithstanding the foregoing, if a Separated Non-Employee Director dies after Separation, but before all five annual installments have been paid, then the Separated Non-Employee Director’s remaining unpaid accumulated Equity Units and Dividend Equivalents shall be distributed in a lump sum in stock to his or her designated beneficiary on file with the Company’s Secretary, or, in the absence of any such designated beneficiary, shall be distributed pursuant to the Separated Non-Employee Director’s will or by the applicable laws of descent and distribution, in each case as soon as administratively practicable following notice to the Company’s Secretary of the Separated Non-Employee Director’s death. The number of shares to be distributed with respect to the unpaid accumulated Dividend Equivalents will be determined by dividing the value of the unpaid accumulated Dividend Equivalents by the closing price of a share of the Common Stock on the last NYSE trading day immediately preceding the Separated Non-Employee Director’s death.
iii.Election Timing. Any distribution election shall be made by filing an irrevocable written election with the Board no later than the 31st day of December of the calendar year immediately preceding the Year of Service in respect of which the SRP Award is granted (or, in respect of the SRP Award granted in 2022, and subject to the provisions of Section 3.3(a) on or before December 31, 2021). Any distribution election shall continue in effect for subsequent SRP Awards unless and until the Non-Employee Director elects to have such election no longer apply. If no election is made with respect to a SRP Award granted in a calendar year that begins after the Effective Date (or, in respect of the SRP Award granted in 2022, with respect to such portion of such SRP Award that is attributable to the period during 2022 on and prior to the date of grant of the award), such awards shall be distributed in a lump-sum upon Separation.
3.4Deferral. Notwithstanding the foregoing, an Eligible Non-Employee Director may, at least one year prior to Separation from the Board or any later fixed date specified in accordance with Section 3.3(b), as the case may be, and subject to consent from the Company, execute a written deferral election under which the commencement of the five annual installments or lump-sum distribution under this Amended SRP may be irrevocably deferred for a fixed number of years, equal to at least five years but not to exceed fifteen (15) years from the date distribution otherwise would have been made. If the Eligible Non-Employee Director executes such a deferral election and subsequently dies prior to any deferred payment date, the survivor’s benefit provisions described in Section 3.6 shall apply as if the Non-Employee Director had not Separated at the time of death.
3.5Cash Settlement. Notwithstanding anything herein to the contrary, solely to the extent (i) that the Company has an insufficient number of shares of common stock registered and authorized for delivery under the 2015 Equity Ownership Plan of Entergy Corporation and Subsidiaries and the 2019 OIP to settle an award hereunder or (ii) required by applicable law, outstanding awards may be settled in cash rather than in shares of common stock, payable pursuant to the payment schedule otherwise applicable to such award and with the amount payable in respect of equity units to be calculated based on the closing price of a share of common stock on the last NYSE trading day immediately preceding the lump sum distribution date or each annual installment date, as applicable.
3.6Death While In Active Service on the Board. If an Eligible Non-Employee Director dies while serving on the Board, the Eligible Non-Employee Director’s accumulated Equity Units and Dividend Equivalents shall be distributed in a lump sum in stock (based on the closing price of a share of the Common Stock on the last NYSE trading day immediately preceding the Eligible Non-Employee Director’s death) to the Eligible Non-Employee Director’s designated beneficiary, or, in the absence of a designated beneficiary, shall be distributed pursuant to the Eligible Non-Employee Director’s will or by the applicable laws of descent and distribution, in each case as soon as administratively practicable following notice to the Company’s Secretary of the Eligible Non-Employee Director’s death. A beneficiary designation shall be effective only if in writing, signed by the Eligible Non-Employee Director and received by the Company’s Secretary prior to the death of the Eligible Non-Employee Director.
3.7Required Six-Month Delay for Certain Distributions. Notwithstanding the foregoing, except as explicitly stated in this Section 3.7, unless an Eligible Non-Employee Director’s Separation is the result of such director’s death, then to the extent required to avoid the imposition of tax under Code Section 409A, no distributions may be made to a Separated Non-Employee Director within six months following the Separated Non-Employee Director’s Separation, if the Separated Non-Employee Director is a Specified Employee at the time of Separation. Any payments that are delayed pursuant to this Section 3.7 shall be paid in full on the first business day after the six-month required delay period ends or, if earlier, upon the Separated Non-Employee Director’s death in accordance with Section 6.

3.8Source of Payment. Neither the Company nor any of its Affiliates, nor the 2019 OIP or the Amended SRP shall be required to set aside a fund or assets for the payment of any amounts hereunder. No Non-Employee Director shall look to any other person or entity other than the Company for the payment of benefits under the Amended SRP. The Non-Employee Directors or any other person or entity having or claiming a right to payments hereunder shall rely solely on the unsecured obligation of the Company to the Non-Employee Director set forth herein. Each Non-Employee Director shall have the right to enforce his or her claim under the Amended SRP in the same manner as any other unsecured general creditor of the Company and its Affiliates. Nothing stated herein shall prohibit the Company from adopting or establishing a trust or other means for funding any obligations created hereunder provided, however, any and all rights that any such Non-Employee Directors shall have with respect to any such trust or other fund shall be governed by the terms thereof. Notwithstanding the foregoing, no contributions shall be made to such a trust during any “restricted period” within the meaning of Code Section 409A(b)(3).
ARTCLE IV
MISCELLANEOUS

4.1    Amendment or Termination. This Amended SRP shall be administered by the Board, which shall have the authority to make all determinations under the Amended SRP, including substituting or adjusting outstanding Awards as provided in Section 5 of the 2019 OIP. Except as otherwise provided herein, and subject to the requirements of Code Section 409A, this Amended SRP shall be subject to amendment or termination by a majority vote of the Board at any time. Any such amendment or termination shall be binding on all active Non-Employee Directors alike regardless of their status; provided, however, that no such amendment or termination shall affect an Eligible or Separated Non-Employee Director’s rights to any and all benefits accrued and vested prior to the effective date of such amendment or termination. Notwithstanding the foregoing, unless (i) specifically provided, no amendment shall “materially modify” benefits under the Amended SRP, within the meaning of Code Section 409A, that became earned and vested on or before December 31, 2004, and (ii) no amendment shall modify the time and form of payment of any benefit under the Amended SRP that constitutes nonqualified deferred compensation within the meaning of Code Section 409A.
4.2    Board Approval. The Board must approve any deviations from this Amended SRP relating to the amount of compensation or benefits of Non-Employee Directors.
4.3     Code Section 409A. The Amended SRP is intended to comply with the applicable requirements of Code Section 409A and the regulations thereunder, and shall be administered in accordance with those provisions of Code Section 409A and the regulations thereunder that apply to the Amended SRP. To the extent that any provision of the Amended SRP would cause a conflict with the requirements of Code Section 409A and the regulations thereunder, or would cause the administration of the Amended SRP to fail to satisfy such requirements, such provision shall be deemed null and void to the extent permitted by applicable law. Each payment under this Amended SRP shall be deemed a separate payment for purposes of Code Section 409A.
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